UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2017 (August 7, 2017)

MJ BIOTECH, INC

(Exact name of registrant as specified in its charter)

Delaware	000-54616	45-2282672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

760 Route 10 West, Suite 203

Whippany , New Jersey 07981

(Address of principal executive offices, including zip code)

(908) 204 0004

(Registrant ’ s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2017 Gina Morreale informed MJ Biotech, Inc., (the “Company”) that she was  resigning, effective immediately, from her  positions as director and officer of the Company.   Gina Morreale decision to leave did not involve any disagreement with the Company on any matter relating to its operations, policies or practices.  Copy of the resignation letter of Ms. Morreale is attached As Exhibit 99.01.

On August 14, 2017, the Company, by written direction of Maxine Pierson, the sole Director of the Company, appointed as a Director of the Company Fernando Lopez which was accepted by Mr. Lopez. Mr. Lopez was also elected as Chief Operations Officer. The appointment and election of Mr. Lopez as officer and director became effective as of August 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ BIOTECH, INC

By:	/s/ Maxine Pierson
Maxine Pierson
Chief Executive Officer

Date:  August 18, 2017